ESCROW AGREEMENT


ESCROW AGREEMENT dated as of March 22, 2001 (the "Agreement") by and between MONTANA ACQUISITION CORPORATION, a Delaware corporation (the "Company") and CAPITAL BANK & TRUST COMPANY (the "Escrow Agent").


WHEREAS the Company proposes to sell up to 10,000 shares of common stock (the "Shares" or "Securities") to raise a maximum of $40,000.00 in a limited public offering, as more fully described in the Company's Registration Statement on Form SB-2, (the "Registration Statement"); and


WHEREAS the Company desires that the Escrow Agent establish an escrow account in accordance with Rule 419, a copy of which is appended hereto and made a part hereof, to accept all offering proceeds derived by the Company from the sale of the Shares (the "Offering Proceeds"), as well as the share certificates representing the Shares issued in connection with the Company's offering, in escrow, to be held and disbursed as hereinafter provided.


NOW,   THEREFORE,   in  consideration  of  the  promises  and  mutual  covenants hereinafter set forth, the parties hereto agree as follows:


1. Appointment of Escrow Agent. The Company hereby appoints the Escrow Agent to act in accordance with and subject to the terms of this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.


2. Establishment of Escrow Account. The Escrow Agent shall open an escrow account (the "Escrow Account") for the deposit of the proceeds to be derived by the Company from the sale of the Shares, being the Offering Proceeds, subject to the terms and conditions of this Agreement.


2.1 Notice of Effective Date of Registration. On or before the date of the initial deposit in the Escrow Account pursuant to this Agreement, the Company shall notify the Escrow Agent in writing of the effective date of the Registration Statement (the "Effective Date") and the Escrow Agent shall not be required to accept any amount for deposit in the Escrow Account prior to its receipt of such notification.

3. Deposit of Offering Proceeds and Share Certificates. Subject to Rule 419, upon the Company's receipt and acceptance of subscriptions and Offering Proceeds, the Company shall promptly deliver to the Escrow Agent such proceeds in the form of checks or money orders drawn to the order of the Escrow Agent.


Simultaneously with each deposit into the Escrow Account, the Company shall inform the Escrow Agent by confirmation slip, or other writing, of the name and address of the prospective purchaser, the number of Securities subscribed for by such person, and the aggregate dollar amount of such subscription.


All share certificates representing the Shares issued in connection with the Company's offering shall also be deposited by the Company directly into the Escrow Account promptly upon issuance. The identity of the purchasers of the Securities shall be included on the stock certificates or other documents evidencing such Securities. Securities held in the Escrow Account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights with respect to Securities held in their names, as provided by applicable state law. No transfer or other disposition of Securities held in the Escrow Account or any interest related to such Securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue code of 1986 as amended [26 U.S.C. 1 et seq.], or Title 1 of the Employee Retirement Income Security Act [29 U.S.C. 1001 et seq.], or the rules thereunder.


4. Disbursement of the Escrow Account. Upon the earlier of (i) receipt by the Escrow Agent of a signed representation from the Company to the Escrow Agent, that the requirements of Rule 419(e)(1) and (e)(2) have been met, and consummation of an acquisition(s) meeting the requirements of Rule 419(e)(2) or
(ii) written notification from the Company to the Escrow Agent to deliver the Offering Proceeds to another escrow agent in accordance with Paragraph 5.8 then, in such event, the Escrow Agent shall disburse the Offering Proceeds (inclusive of any interest thereon) to the Company and the Securities to the purchasers or registered holders identified on the deposited Securities or deliver the Offering Proceeds and Securities to such other escrow agent, as the case may be, whereupon the Escrow Agent shall be released from further liability hereunder.


Notwithstanding the foregoing, Offering Proceeds and any dividends or interest held for the benefit of a purchaser of Securities, shall be disbursed to such purchaser upon the purchaser's failure to reconfirm his or her investment as provided in Rule 419(e)(2)(ii).


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


Notwithstanding the foregoing, if an acquisition meeting the requirements of Rule 419(e)(1) has not occurred by 18 months after the Effective Date of the Registration Statement, funds held in the Escrow Account shall be returned by first class mail or equally prompt means to the purchasers within five business days following that date.


5.   Concerning the Escrow Agent.


5.1 The Escrow Agent shall not be liable for any actions taken or omitted by it, or any action suffered by it to be taken or omitted by it, in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provision, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or person. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.


5.2 The Escrow Agent shall not be responsible for the sufficiency or accuracy, the form of, or the execution validity, value or genuineness of any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the person executing or delivering or purporting to execute or deliver any document or property paid or delivered by the Escrow Agent pursuant to the provisions hereof. The Escrow Agent shall not be liable for any loss which may be incurred by reason of any investment of any monies or properties which it holds hereunder.


5.3 The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event by reason of which an action would or might be taken by the Escrow Agent does not exist or has not occurred, without incurring liability for any action taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.


5.4 The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any


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


claim or demand, which in any way directly or indirectly arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, the monies or other property held by it hereunder or any such expense or loss. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof shall be made against the other parties hereto, notify such parties thereof in writing; but the failure by the Escrow Agent to give such notice shall not relieve any party form any liability which such party may have to the Escrow Agent hereunder. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Account or it may deposit the Escrow Account with the clerk of any appropriate court or it may retain the Escrow Account pending receipt of a final, non-appeasable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Account is to be disbursed and delivered.


5.5 During the term hereof, the Escrow Agent shall invest the Offering Proceeds pursuant to the requirements of Rule 419(b)(2)(iv). Interest or dividends earned on the Offering Proceeds, if any, shall be held in the Escrow Account until the funds are released in accordance with Rule 419(b)(2)(v) and (e)(3) and as provided for in Paragraph 4 hereof. Offering Proceeds and interest or dividends thereof, if any, shall be held for the sole benefit of the purchasers of the Securities. If funds held in the Escrow Account are released to a purchaser of the Securities, the purchaser shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the Escrow Account are released to the Company, interest or dividends earned or such funds up to the date of the release may be released to the Company.


The Company may receive up to 10% of the Offering Proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer allowances permitted by paragraph (b)(2)(i) of Rule 419, exclusive of interest or dividends, as those Offering Proceeds are deposited into the Escrow Account.


5.6 The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder.


5.7 From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.


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


5.8 The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by its giving the Company at least thirty (30) days' prior written notice thereof. As soon as practicable after its resignation, the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, all monies and property held hereunder upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new escrow agent is so appointed within the sixty (60) day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Account with any court it deems appropriate.


5.9 The Escrow Agent shall resign and be discharged from its duties as Escrow Agent hereunder if so requested in writing at anytime by the Company, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Paragraph 5.8.


5.10 Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability thereunder for its own gross negligence or its own willful misconduct.


6.   Miscellaneous.


6.1 Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without giving effect to choice of law or conflict or laws rules, and shall be binding upon the Parties hereto and their respective successors and assigns.


6.2 This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to be charged.


6.3 The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.


6.4 This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.


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


6.5 Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two (2) days after the date of mailing, as follows:


If to the Company, to:

MONTANA ACQUISTION CORPORATION
241 Morner Road
Rensselaer, New York 12144
(518) 283-3615

and if to the Escrow Agent, to:


CAPITAL BANK & TRUST COMPANY
Attn: Thomas G. Jones
7 Southwoods Boulevard
Albany, NY 12211
(518) 434-1212


7. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by applicable law.


8. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter singular, or plural as the context may require.


9. Captions. All captions are for convenience only and are without substantive effect.


10. Execution in Counterparts. This Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute on agreement, binding on all the parties herein.


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


11. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understanding (written or oral) of the parties in connection herewith.


WITNESS the execution of this Agreement as of the date first above written.


MONTANA ACQUISITION CORPORATION


By: /s/ Leslie M. Apple
    ---------------------------
      Leslie M. Apple
      President


CAPITAL BANK & TRUST COMPANY


By: /s/ Thomas G. Jones
    ---------------------------
       Thomas G. Jones
       Senior Vice President